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                                                                    EXHIBIT 23.3

[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into this Amendment No. 2 to the Registration Statement on Form S-4 of El Paso Energy Partners, L.P., El Paso Energy Partners Finance Corporation, and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 1999, 2000, and 2001, each of which is included in the Current Report on Form 8-K/A of El Paso Energy Partners, L.P. dated January 2, 2003. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.



                                       NETHERLAND, SEWELL & ASSOCIATES, INC.

                                       By: /s/ Frederic D. Sewell
                                          -------------------------------------
                                          Frederic D. Sewell
                                          Chairman and Chief Executive Officer

Dallas, Texas
January 3, 2003